                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12

                         SERVICEWARE TECHNOLOGIES, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:

                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:

                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:

                        ------------------------------------------------------------
                5)      Total fee paid:

                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.

                        ------------------------------------------------------------
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the form or schedule and the date of its filing.
                1)      Amount Previously Paid:

                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:

                        ------------------------------------------------------------
                3)      Filing Party:

                        ------------------------------------------------------------
                4)      Date Filed:

                        ------------------------------------------------------------

                                Serviceware Logo

                         SERVICEWARE TECHNOLOGIES, INC.
                               FOUR CENTURY DRIVE
                          PARSIPPANY, NEW JERSEY 07054

                                                              October [16], 2001

Dear Stockholder:

     You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of ServiceWare Technologies, Inc. (the "Company") to be held at the Company's offices at Four Century Drive, Parsippany, New Jersey, on November [9], 2001 at 8:30 a.m. (local time).

     At the Special Meeting, you will be asked to:

          1. Approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock and to grant the Company's Board of Directors the authority to set the ratio for the reverse stock split at up to one-for-ten, or not to complete the reverse stock split, in its sole discretion.

          2. Approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100 million shares to 50 million shares.

          3. Approve an increase in the maximum aggregate number of shares of common stock authorized for issuance under the Company's 2000 Stock Incentive Plan by 2,750,000 shares and to approve an increase in the grant limit of shares of common stock per participant per fiscal year from 500,000 shares to 1,000,000 shares.

     Please read the accompanying Notice of Special Meeting and Proxy Statement carefully. It is important that your shares be represented at the Special Meeting, whether or not you attend the Special Meeting and regardless of the number of shares you own. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Special Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided or submitting your proxy by telephone or the Internet. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so by voting in person at the Special Meeting.

     We look forward to seeing you on November [9], 2001.

                                          Sincerely,

                                          Kent Heyman
                                          Chief Executive Officer and President

                         SERVICEWARE TECHNOLOGIES, INC.
                               FOUR CENTURY DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                            ------------------------

         NOTICE OF SPECIAL MEETING OF STOCKHOLDERS--NOVEMBER [9], 2001
                            ------------------------

     A Special Meeting of Stockholders of ServiceWare Technologies, Inc. will be held at 8:30 a.m. (local time) on November [9], 2001 at the Company's offices in Parsippany, New Jersey, to:

          1. Approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock and to grant the Company's Board of Directors the authority to set the ratio for the reverse stock split at up to one-for-ten, or not to complete the reverse stock split, in its sole discretion;

          2. Approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 100 million shares to 50 million shares; and

          3. Approve an increase in the maximum aggregate number of shares of common stock authorized for issuance under the Company's 2000 Stock Incentive Plan by 2,750,000 shares and to approve an increase in the grant limit of shares of common stock per participant per fiscal year from 500,000 shares to 1,000,000 shares.

     The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the meeting is October [12], 2001. Our Board of Directors is soliciting the enclosed proxy. Please carefully read the accompanying Proxy Statement for more information regarding the business to be transacted at the Special Meeting.

     For at least ten days before the Special Meeting, we will make available, during normal business hours, a complete list of the stockholders entitled to vote at the Special Meeting. You may examine the list for any purpose related to the Special Meeting. The list will be available at our offices, located at Four Century Drive, Parsippany, New Jersey 07054.

     Regardless of whether you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card promptly or submit your proxy by telephone or the Internet. You are cordially invited to attend the Special Meeting in person. Returning the enclosed proxy card or submitting your proxy by telephone or the Internet will not affect your right to revoke your proxy or to vote in person if you do attend the Special Meeting.

                                          Scott Schwartzman
                                          Secretary

Parsippany, New Jersey
October [16], 2001

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. WE HAVE ENCLOSED FOR YOUR CONVENIENCE A RETURN ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING INFORMATION..........................................    1
COST OF PROXY SOLICITATION..................................    2
PRESENTATION OF INFORMATION BY FISCAL YEAR..................    2
PROPOSAL NO. 1..............................................    3
     Introduction...........................................    3
     No Dissenters' Rights..................................    3
     Background of the Reverse Split........................    3
     Reasons for the Reverse Split..........................    5
     Effecting the Reverse Split............................    6
     No Fractional Shares...................................    6
     Exchange of Stock Certificates.........................    6
     Effect on Outstanding Shares...........................    7
     Accounting Consequences................................    7
     Federal Income Tax Consequences........................    7
PROPOSAL NO. 2..............................................    8
PROPOSAL NO. 3..............................................    8
     Summary of the Provisions of the 2000 Stock Incentive
      Plan..................................................    9
     New Plan Benefits......................................   11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   12
     Stock Ownership of Management..........................   12
     Principal Stockholders.................................   14
     Summary Compensation Table.............................   15
     Option Grants in Last Fiscal Year......................   17
     Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year-End Option Values.........................   17
     Employment and Change-in-Control Arrangements..........   18
     Director Compensation..................................   18
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   18
STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING...........   18

October [16], 2001

                         SERVICEWARE TECHNOLOGIES, INC.
                               FOUR CENTURY DRIVE
                          PARSIPPANY, NEW JERSEY 07054

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER [9], 2001

     We are furnishing this proxy statement to stockholders of ServiceWare Technologies, Inc., a Delaware corporation, in connection with our Board of Directors' solicitation of proxies for use at the Special Meeting of Stockholders on November [9], 2001. We invite you to attend in person. In this proxy statement, we refer to ServiceWare Technologies, Inc. as the "Company," "we," or "us".

VOTING INFORMATION

     RECORD DATE. The record date for the Special Meeting is October [12], 2001. You may vote all shares of the Company's common stock that you owned as of the close of business on that date. On October [12], 2001, we had shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted at the Special Meeting. We are mailing this proxy statement and the proxy card in the accompanying form on or about October [16], 2001 to stockholders of record as of the close of business on the record date.

     HOW TO VOTE. As described below, you may submit your proxy or voting instruction by mail, telephone or Internet even if you plan to attend the Special Meeting.

          BY MAIL. If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

          BY TELEPHONE. If you hold your shares in street name, your broker can advise you whether you will be able to submit voting instructions by telephone. If you hold your shares in your name and are located in the United States, you can vote your shares by proxy by calling the number indicated on your proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system properly recorded your vote.

          BY INTERNET. If you hold your shares in street name, your broker can advise you whether you will be able to submit voting instructions by Internet. If you hold your shares in your name, you can vote your shares by proxy by following the directions provided at the web site indicated on your proxy card. You will be able to confirm that the system properly recorded your vote. You may incur costs such as telephone and Internet access charges.

          AT THE SPECIAL MEETING. Submitting your proxy by mail, telephone or Internet does not limit your right to vote in person at the Special Meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the Special Meeting, you must obtain a proxy from your broker and bring it to the meeting.

     REVOKING YOUR PROXY. You can revoke your proxy at any time before your shares are voted at the Special Meeting by (1) sending a written notice of revocation to our Secretary at our offices (Four Century

Drive, Parsippany, New Jersey 07054), (2) submitting a later proxy or (3) attending the Special Meeting and voting in person. Merely attending the Special Meeting will not revoke your proxy.

     RETURNING YOUR PROXY WITHOUT INDICATING YOUR VOTE. If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted FOR the proposals before the Special Meeting.

     VOTING TO "ABSTAIN". With regard to the proposals before the Special Meeting, you can vote to "abstain". If you vote to "abstain", your shares will be counted as present at the Special Meeting for purposes of that proposal and your vote will have the effect of a vote against that proposal.

     STREET NAME SHARES. If your shares are held in street name through a broker or other nominee, you have the right to direct your broker on how to vote your shares. If you do not direct your broker or nominee to vote your shares and if your broker or nominee has discretionary authority to vote your shares but fails to exercise such authority, your shares will have no effect on the outcome of any matter voted on at the Special Meeting.

     VOTES REQUIRED TO HOLD THE SPECIAL MEETING. We need a majority of shares of common stock outstanding on October [12], 2001 present, in person or by proxy, to have a quorum to be able hold the Special Meeting. Accordingly, the
presence of                shares will constitute a quorum. Shares represented
by a properly submitted proxy are considered present at the Special Meeting for purposes of determining a quorum, regardless of whether the holder of such shares or proxy abstains.

     VOTES REQUIRED TO ADOPT THE PROPOSALS BEFORE THE SPECIAL MEETING. With respect to Proposals No. 1 and No. 2, the affirmative vote of a majority of the shares of common stock entitled to vote is required for adoption. With respect to Proposal No. 3, the affirmative vote of a majority of the shares of common stock represented at the Special Meeting and entitled to vote is required for adoption.

     POSTPONEMENT OR ADJOURNMENT OF SPECIAL MEETING. If the Special Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You will still be able to revoke your proxy until it is voted.

COST OF PROXY SOLICITATION

     We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. We will make solicitations primarily by mail or by facsimile, but our regular employees may solicit proxies personally or by telephone or telegraph. We will ask brokerage houses and other nominees, custodians and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares of our common stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so. We may also elect to retain professional solicitors to assist in the solicitation of proxies. Any professional solicitors will be paid by the Company.

PRESENTATION OF INFORMATION BY FISCAL YEAR

     In this proxy statement, the "2000 fiscal year" refers to the 12-month period from January 1, 2000 to December 31, 2000 and the "1999 fiscal year" refers to the 12-month period from January 1, 1999 to December 31, 1999.

                                 PROPOSAL NO. 1
                              REVERSE STOCK SPLIT

INTRODUCTION

     Our Board of Directors believes it is advisable and in the best interests of our stockholders to authorize a reverse stock split of our outstanding common stock. Our Board has unanimously approved the presentation to stockholders of a proposal to amend our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock on the terms described in this proxy statement. The Board is asking the stockholders to approve this amendment, which the Board may implement in its sole discretion at any time before the 2002 annual meeting of stockholders. The Board is also asking the stockholders to grant to them the authority to set the ratio for the reverse stock split at up to one-for-ten (the "Reverse Split").

     The principal effect of the Reverse Split would be to decrease the number of shares of common stock that are outstanding. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder would hold the same percentage of common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

     If the stockholders approve the proposal for the Reverse Split at the Special Meeting, at any time before the 2002 annual meeting of stockholders, the Board will be authorized to implement the Reverse Split or to abandon the Reverse Split, as determined in its sole discretion. The Board will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board believes that approval of this discretion to the Board, rather than approval of an immediate reverse stock split of a specified ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interest of the Company and its stockholders.

     The proposed Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation is attached as Appendix A. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of Delaware or at such later date as may be set forth in the Certificate of Amendment (the "Effective Date").

NO DISSENTERS' RIGHTS

     Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to complete the Reverse Split.

BACKGROUND OF THE REVERSE SPLIT

     Our common stock is currently listed on The Nasdaq National Market. In order to remain listed on The Nasdaq National Market, we must continue to meet each of the following standards:

          (1) stockholders' equity of $10,000,000;

          (2) a public float of 750,000 shares;

          (3) a market value of public float of $5,000,000;

          (4) a minimum bid price of $1.00 per share;

          (5) 400 round lot stockholders;

          (6) 2 market makers; and

          (7) compliance with Nasdaq corporate governance rules.

     On May 15, 2001, the staff of The Nasdaq Stock Market, Inc. ("Nasdaq") notified us that our common stock had failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required by The Nasdaq National Market under Marketplace Rule 4450(a)(5). Nasdaq further advised us that we would be given a period of 90 days within which to regain compliance with Rule 4450(a)(5) in order to maintain our listing on The Nasdaq National Market.

     On August 14, 2001, Nasdaq sent us a letter stating that it had determined that the Company had not regained compliance with its $1.00 minimum bid price standard for continued listing and that our common stock would be delisted from The Nasdaq National Market at the opening of business on August 22, 2001. In response to the letter, we requested a hearing before Nasdaq to appeal its decision. Nasdaq stayed the delisting and granted us a hearing, which was scheduled for September 27, 2001.

     On September 6, 2001, Nasdaq notified us that our common stock had failed to maintain a minimum market value of public float of $5,000,000 over the last 30 consecutive trading days and that we would be given a period of 90 days, or until December 5, 2001, within which to regain compliance. Nasdaq also notified us that this additional deficiency would be considered at the hearing on September 27, 2001.

     On September 24, 2001, we received verbal notification from Nasdaq that our hearing had been canceled because Nasdaq, in response to the extraordinary market conditions following the terrorists attacks on September 11, 2001, was going to announce that it would take action to help companies remain listed. Nasdaq issued a press release on September 27, 2001, announcing that it was implementing an across-the-board moratorium on the minimum bid price and public float requirements for continued listing. Nasdaq's moratorium will suspend these requirements until January 2, 2002. Under this temporary relief, companies currently under review or in the hearing process like us will be taken out of the process with respect to the bid price or market value of public float requirements. Nasdaq sent us written confirmation on September 27, 2001, that our hearing had been canceled and the hearing file had been closed.

     Prior to the cancellation of our hearing and Nasdaq's announcement of the moratorium, we had determined, after consultation with our legal and other advisors, that we would request at the hearing that Nasdaq approve a transfer of our common stock from The Nasdaq National Market to The Nasdaq SmallCap Market.

     The requirements for continued listing on The Nasdaq SmallCap Market are:

          (1) either (a) stockholders' equity of $2,500,000, (b) net income in two of the last three years of $500,000, or (c) a market capitalization of $35,000,000;

          (2) a public float of 500,000 shares;

          (3) a market value of public float of $1,000,000;

          (4) a minimum bid price of $1.00 per share;

          (5) 2 market makers;

          (6) 300 round lot stockholders; and

          (7) compliance with Nasdaq corporate governance rules.

     Because of the lower requirements for continued listing on the Nasdaq SmallCap Market, we currently are not in compliance with only one of the requirements for continued listing on The Nasdaq SmallCap Market, the $1.00 minimum bid price requirement. We believe, however, that if we were to implement the Reverse Split, we would be in compliance with the minimum bid price requirement for continued listing on The Nasdaq SmallCap Market.

     Because of the moratorium, our common stock is not in immediate danger of being delisted. Nevertheless, our Board believes that it is in the best interest of the Company and our stockholders to approve the Reverse Split at this time to give the Board the flexibility to increase our minimum bid price, if necessary, to transfer our listing to The Nasdaq SmallCap Market.

REASONS FOR THE REVERSE SPLIT

     The Board is proposing the Reverse Split to enable us, if required, to increase the market price of our common stock in an effort to meet the continued listing requirements of The Nasdaq SmallCap Market. If we meet the continued listing requirements for The Nasdaq SmallCap Market, we believe that Nasdaq will approve a transfer of our common stock from The Nasdaq National Market to The Nasdaq SmallCap Market. The Board is also proposing the Reverse Split to increase the attractiveness of our common stock to prospective investors and the financial community.

     Among the many factors considered by the Board in reaching its decision to recommend the Reverse Split were the consequences of our common stock being delisted. If our common stock were delisted, it would then be eligible for quotation on the OTC Bulletin Board maintained by Nasdaq, another over-the-counter quotation system or the "pink sheets". If that occurred, the liquidity and marketability of shares of our common stock would be decreased. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. In addition, if our common stock were delisted and its trading price continued to be less than $1.00 per share, trading in our common stock would be subject to certain rules under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which may further affect the liquidity of our common stock. For the above reasons, we believe that current and prospective investors will view an investment in our common stock more favorably if our shares are listed on The Nasdaq SmallCap Market than if our common stock trades on the OTC Bulletin Board maintained by Nasdaq, another over-the-counter quotation system or the "pink sheets". In addition we also believe that being listed on The Nasdaq SmallCap Market will be viewed more favorably by prospective and actual customers, partners and employees.

     Our Board believes that the Reverse Split and anticipated increase in the price of our common stock should also enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally analysts at many brokerages firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because broker's commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

     Although we believe that the Reverse Split is in the best interests of the Company and our stockholders, if implemented, the Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, the Reverse Split will make it more difficult for us to meet other requirements for continued listing on The Nasdaq SmallCap Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

     We cannot assure you that the Reverse Split will have the desired consequences. Specifically we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level or that the market capitalization of the Company will be equal to the market capitalization before the Reverse Split. We also cannot assure you that Nasdaq would permit us to transfer our listing to The Nasdaq SmallCap Market even if we meet the numerical continued listing requirements for The Nasdaq SmallCap Market.

EFFECTING THE REVERSE SPLIT

     If approved by stockholders at the Special Meeting, the Reverse Split will be effected only upon the Board's determination that the Reverse Split is in the best interests of the Company. The Board will establish an appropriate ratio for the Reverse Split based on factors at the time. The Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our common stock and on our compliance with the Nasdaq listing requirements, and the marketability and liquidity of our common stock. The timing of the filing of the Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation to effect the Reverse Split will be determined by the Board. If for any reason the Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders.

     After the amendment becomes effective, without further action on the part of the Company or the stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Date would be converted into the right to receive a number of shares of common stock issued in accordance with the terms of the amendment to our charter (the "New Common Stock"). This will be calculated based on a reverse split ratio of up to one-for-ten. For example, if a stockholder presently holds 100 shares of common stock, he or she would hold 10 shares of common stock following a one-for-ten reverse split.

NO FRACTIONAL SHARES

     We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our common stock on the trading day immediately before the Effective Date.

EXCHANGE OF STOCK CERTIFICATES

     The conversion of the shares of common stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

     Our transfer agent, American Stock Transfer & Trust Company, would act as exchange agent ("Exchange Agent") to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company, or the Exchange Agent, will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of common stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

     Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. We estimate that our aggregate expenses relating to the Reverse Split will be approximately $30,000. All expenses of the exchange of certificates will be borne by the Company.

     YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

EFFECT ON OUTSTANDING SHARES

     If the Reverse Split is completed, the number of shares of common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of common stock owned by each stockholder will remain unchanged. The number of shares of common stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of common stock, and the exercise or conversion prices for these securities, will be similarly adjusted in accordance with their terms as of the Effective Date.

ACCOUNTING CONSEQUENCES

     The par value of our common stock would remain unchanged at $.01 per share after the Reverse Split. However, the Common Stock as designated on our Balance Sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that additional paid-in capital as designated on our Balance Sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss per share would increase proportionately as a result of the Reverse Split. We do not anticipate that any other accounting consequence would arise as a result of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the Reverse Split to stockholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted, it does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible Federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the Federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws, and does not address any consequence of the Reverse Split under any state, local, or foreign tax laws.

     ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

     We believe that, other than cash payments for fractional shares discussed below, stockholders of the Company who exchange their common stock solely for New Common Stock should recognize no gain or loss for Federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the common sock exchanged therefor. The holding period of the New Common Stock received should include the period during which the surrendered common stock was held, provided all such common stock was held as a capital asset at the Effective Date. Stockholders who receive cash upon redemption of their fractional share interests as a result of the Reverse Split would generally recognize gain or loss based upon their adjusted basis in the fractional shares redeemed. The Federal income tax liabilities generated by the receipt of cash in lieu of fractional shares should not be material in amount in light of the low value of the fractional shares.

     Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT AND GRANT TO THE BOARD THE AUTHORITY TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TEN, OR NOT TO COMPLETE THE REVERSE SPLIT, IN IT SOLE DISCRETION.

                                 PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF
   INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     We currently have 100 million shares of common stock authorized for issuance. In connection with the Reverse Split, the Board has determined that it is in the best interest of the Company and its stockholders to also decrease the number of authorized shares of common stock as designated by our charter by 50 million shares. We are not seeking to decrease the authorized number of preferred stock, which is presently set at 5,000,000 shares. In addition, we will not effect this proposal unless the Reverse Split is undertaken.

     The Board determined to decrease the number of authorized shares of common stock because it believes that, after implementation of the Reverse Split, the availability of 50 million shares of common stock will be sufficient for corporate purposes. In addition, a decrease in the number of authorized shares of common stock would reduce the amount of franchise tax we pay annually to the state of Delaware. The Board, however, determined to only reduce the number of authorized shares of common stock by 50 million shares rather than by an amount in the same proportion as the ratio set for the Reverse Split. The Board made this determination because it believes that that the availability of these additional authorized shares may be beneficial in the future because they will allow the Board to issue shares for corporate purposes, without obtaining stockholder approval (except if such approval is otherwise required by law), if appropriate opportunities arise.

     Upon implementation of the Reverse Split and approval of this proposal, because the decrease in the number of issued and outstanding shares of common stock will be greater than the decrease in the number of authorized shares of common stock, the number of shares available for issuance would increase. The issuance in the future of these shares may have the effect of diluting our earnings per share and book value per share, as well as the stock ownership and voting rights of our current stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3
          APPROVAL OF AMENDMENT TO THE SERVICEWARE TECHNOLOGIES, INC.
                           2000 STOCK INCENTIVE PLAN

     We adopted the ServiceWare Technologies, Inc. 2000 Stock Incentive Plan to serve as the successor program to our 1996 stock option plan. The 2000 Stock Incentive Plan provides for a maximum share reserve of 2,000,000 shares plus any shares of our common stock previously reserved for stock options granted under our 1996 stock option plan or under the 2000 Stock Incentive Plan which are forfeited prior to their exercise (or any restricted stock acquired through "early exercise" of nonvested stock options and later forfeited). This "fixed" reserve is automatically increased each January 1 by the lesser of 1,000,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless the Board of Directors decides to increase the amount by a lesser number of shares. The first automatic increase of 1,000,000 shares occurred on January 1, 2001.

     As of October 1, 2001, options to purchase 3,987,550 shares of common stock had been granted pursuant to the 2000 Stock Incentive Plan, 3,304,648 options were outstanding, and there were 1,165,097 shares of common stock available for future grants under the 2000 Stock Incentive Plan, without taking the proposed increase into account.

     Under the terms of the 2000 Stock Incentive Plan, the number and kind of shares subject to outstanding grants, the exercise price applicable to stock options previously granted, and the number and kind of shares available to be subsequently granted will be automatically adjusted to reflect capital changes, including the Reverse Split, if approved by the stockholders and implemented. BECAUSE THE RATIO FOR THE REVERSE SPLIT HAS

NOT BEEN DETERMINED AND THE REVERSE SPLIT MAY NOT BE IMPLEMENTED EVEN IF IT IS APPROVED BY THE STOCKHOLDERS, WE ARE PRESENTING ALL SHARE NUMBERS IN THIS PROXY STATEMENT ON A PRE-SPLIT BASIS.

     The Board of Directors believes the availability of additional options to purchase common stock is necessary to enable the Company to continue to provide its employees, consultants, and directors with equity ownership as an incentive to contribute to the Company's success. Thus, the Board of Directors amended the 2000 Stock Incentive Plan, subject to stockholder approval, to:

          - increase the 2000 Stock Incentive Plan's share reserve by 2,750,000; and

          - increase the maximum number of shares for which awards may be granted to any participant in any fiscal year by 500,000 to 1,000,000.

     We are now asking the stockholders to approve the amendment of the 2000 Stock Incentive Plan to increase the aggregate number of shares of common stock issuable under the 2000 Stock Incentive Plan by 2,750,000 shares. This amount will continue to be automatically increased each January 1 by the lesser of 1,000,000 shares or 6.25% of the total number of outstanding shares of our common stock on the last trading day of December in the previous calendar year, unless the Board decides to increase the amount by a lesser number of shares. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, non-employee directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. The proposed increase in the share reserve is primarily necessitated by the Company's recent hiring of senior level executives and secondarily by the need to provide additional long-term performance incentives to current employees.

     Additionally, stockholders are being asked to approve an increase in the grant limit to any single plan participant in any fiscal year from 500,000 shares to 1,000,000 shares. The Board of Directors believes that approval of this amendment is in the best interests of the Company and our stockholders because the previous annual individual grant limit did not provide sufficient flexibility for the Company to structure incentives for executives.

SUMMARY OF THE PROVISIONS OF THE 2000 STOCK INCENTIVE PLAN

     The following is a summary of the 2000 Stock Incentive Plan, as amended (the "Plan"), and is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request, and is attached as Appendix B.

     AWARDS. We may grant incentive stock options ("ISOs"), nonqualified stock options ("NSOs") or restricted stock under the Plan. Restricted stock is stock that is subject to forfeiture risks and restrictions on transferability. A stock option represents a right to purchase a specified number of shares of common stock during a specified period as determined by our Board. An ISO is an option that qualifies for tax purposes as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and a NSO is an option that does not so qualify as an ISO under the Code. The term of any ISO shall not exceed ten years from the date of grant.

     ELIGIBILITY. The individuals eligible to participate in the Plan include our officers, other employees, members of our Board of Directors and any consultants we hire.

     ADMINISTRATION. The Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee determines which eligible individuals are to receive option grants or stock issuances under the Plan, the time or times when the issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an ISO or a NSO under the Federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

     SHARE RESERVE. 3,000,000 shares of our common stock are currently reserved for issuance under the Plan, plus any shares of our common stock previously reserved for stock options granted under our 1996 stock option plan or under the Plan which are forfeited prior to their exercise (or any restricted stock acquired through "early exercise" of nonvested stock options and later forfeited). The shares reserved under our Plan automatically increase on the first trading day in January of each calendar year by an amount equal to the lesser of 1,000,000 or 6.25% of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, unless our Board determines to increase the amount by a lesser number of shares. No participant will receive a grant of more than 1,000,000 shares of our common stock on an annual basis.

     EXERCISE PRICE OF STOCK OPTIONS. The exercise price per share for each stock option is determined by our Board; provided, however, that such price shall not, in the case of an ISO, be less than 100% of the Fair Market Value of a share of common stock on the date of grant, subject to certain exceptions. "Fair Market Value" for all options granted under the Plan is defined generally as the closing price of a share of common stock on the date of grant as reported on the Nasdaq National Market or other securities exchange on which our common stock is traded. If no sale of common stock shall have occurred on a date of grant, the closing price on the next preceding date on which there was a reported sale will be used to determine Fair Market Value.

     PURCHASE OF SHARES COVERED BY STOCK OPTIONS. The shares covered by a stock option may be purchased by cash, or, if permitted by our Board, by (i) the delivery of a promissory note to the Board containing such terms as the Board may determine, (ii) tendering shares of common stock held by the participant,
(iii) third-party cashless exercise transactions or (iv) any combination of these methods.

     TERMINATION OF STOCK OPTIONS. Options which are not exercisable at the termination of service are terminated as of that date. Unless otherwise determined by the Board, all rights to exercise stock options terminate on the first to occur of:

          (i) the scheduled expiration date as set forth in the applicable grant instrument;

          (ii) 90 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code Section 22(e)(3));

          (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code Section 22(e)(3)); or

          (iv) as may be otherwise provided in the event of a change of control as defined in the 2000 Stock Incentive Plan.

     However, if service is terminated for cause, as defined in the Plan, all stock options held by a participant will cease to be exercisable on the date of termination.

     CHANGE OF CONTROL. If control of our Company changes through, for example, an acquisition of more than 50% of our stock by another person or company, or through a merger with another company, and the acquiror fails to assume or replace with equivalent awards all outstanding awards under the Plan, then all outstanding options that have not vested prior to the change of control will immediately vest and the restrictions on any restricted stock that have not lapsed before the change of control will immediately lapse. In addition, any replacement options issued by the acquiror to any participant will vest, and any restrictions on any replacement restricted stock issued to such participant will lapse, if the participant is terminated without cause within 12 months after the change of control.

     ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The number and kind of shares subject to outstanding grants, the exercise price applicable to stock options previously granted, and the number and kind of shares available subsequently to be granted under the Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. The Board has the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made is final and binding on all participants. Therefore, if the Reverse Split is effected, appropriate adjustments will automatically be made to previously granted options, restricted stock and the shares available under the Plan.

     TAX WITHHOLDING. We have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of common stock the aggregate Fair Market Value of which does not exceed the applicable withholding rate for Federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

     FEDERAL INCOME TAX CONSEQUENCES. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for Federal income tax purposes at the time an option is granted, nor will we be entitled to a tax deduction at that time. When any part of an option is exercised, the Federal income tax consequences may be summarized as follows:

          (a) In the case of an exercise of a NSO, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the common stock on the exercise date.

          (b) In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the common stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon sale of the stock; if the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain upon sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more or less than one year).

          (c) Upon the exercise of a NSO, the Company generally will be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. If the ISO stock is not held for such required period and ordinary income tax treatment is applied to the amount of any gain at sale or exercise by the recipient, the Company generally will receive an income tax deduction for a corresponding amount.

     The foregoing is only a summary of the effect of Federal income taxation upon award recipients and the Company with respect to the grant and exercise of awards under the Plan. It is not complete, and does not discuss the tax consequences of the participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

     NEW PLAN BENEFITS. The following table sets forth certain information regarding benefits or amounts that will be received by or allocated to each of the following individuals under the Plan upon approval by our stockholders of the amendments: (i) each of the individuals named in the Summary Compensation Table below who are still employed by us; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group:

                                                              2000 STOCK INCENTIVE PLAN
                                                              --------------------------
                                                              DOLLAR VALUE    NUMBER OF
NAME AND POSITION                                                  ($)          SHARES
-----------------                                             -------------   ----------
Kent Heyman, Chief Executive Officer and President (1)......     320,000      1,000,000
Scott Schwartzman, Vice President of Corporate Operations
  and Professional Services, Secretary and Treasurer (2)....     140,000        500,000
Executive Group.............................................     460,000      1,500,000(3)
Non-Executive Director Group................................          --             --(4)
Non-Executive Officer Employee Group........................          --             --(5)

---------------

(1) Under the terms of Mr. Heyman's letter of employment, Mr. Heyman's options will have an exercise price equal to the Fair Market Value of our common stock on September 5, 2001, his first day of employment. The closing price of our common stock on that date was $0.32.

(2) The Board has determined that Mr. Schwartzman's options will have an exercise price equal to the Fair Market Value of our common stock on August 20, 2001. The closing price of our common on that date was $0.25.

(3) Other than the planned grants of stock options to Messrs. Heyman and Schwartzman, the future option grants to the Executive Group are not determinable at this time because, under the terms of the Plan, these grants are made in the discretion of the Board of Directors.

(4) The future option grants to the Non-Executive Director Group are not determinable at this time because, under the terms of the Plan, these grants are made in the discretion of the Board of Directors.

(5) The future option grants to the Non-Executive Officer Employee Group are not determinable at this time because, under the terms of the Plan, these grants are made in the discretion of the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2000 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     STOCK OWNERSHIP OF MANAGEMENT. We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC's rules. The following table sets forth the beneficial ownership of our common stock, as of October 1, 2001, by each of our directors and executive officers named in the Summary Compensation Table below, as well as by all of our directors and executive officers as a group. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

                                                               BENEFICIAL OWNERSHIP
                                                                 OF COMMON STOCK
                                                              ----------------------
                                                              NUMBER OF   PERCENT OF
NAME                                                           SHARES      CLASS(1)
----                                                          ---------   ----------
Roberto Aguas (2)...........................................    108,324      *
Richard Joslin (3)..........................................     98,079      *
Mark Finkel(4)..............................................     23,210      *
Louis Venezia (5)...........................................    359,827       1.5%
Mark Tapling(6).............................................    292,500       1.2%
Kevin Hall (7)..............................................  2,629,237      11.0%
Timothy Wallace (8).........................................     72,700      *
Bruce Molloy (9)............................................  1,349,234       5.7%
Thomas Unterberg (10).......................................  3,960,296      16.6%
Robert Hemphill, Jr. .......................................         --      *
Scott Schwartzman (11)......................................     50,000      *
Kent Heyman (12)............................................         --      *
All directors and executive officers as a group (12
  persons)..................................................  8,943,407      36.6%

---------------
  * Less than 1%.

 (1) Based on 23,812,659 shares outstanding as of October 1, 2001.

 (2) Mr. Aguas resigned from his position with the Company as of September 24, 2001. Includes options to purchase 106,000 shares of our common stock exercisable within 60 days.

 (3) Mr. Joslin resigned from his position with the Company as of June 30, 2001. Includes options to purchase 34,500 shares of our common stock exercisable within 60 days.

 (4) Mr. Finkel resigned from his position with the Company as of July 31, 2001. Includes options to purchase 21,250 shares of our common stock exercisable within 60 days.

 (5) Mr. Venezia resigned from his position with the Company as of January 1, 2001.

 (6) Effective September 5, 2001, Mr. Tapling resigned as President and Chief Executive but continues to serve on our Board. Includes options to purchase 292,500 shares of our common stock exercisable within 60 days.

 (7) Includes options to purchase 45,000 shares of our common stock exercisable within 60 days and 2,584,237 shares of common stock owned of record by Norwest Equity Partners V, LLP. Mr. Hall may be deemed to own beneficially the common stock owned by Norwest because he is affiliated with the general partner of Norwest. Mr. Hall disclaims beneficial ownership of the common stock and other of our securities owned beneficially by Norwest, except for his beneficial interest in such securities through his interest in the general partner of Norwest.

 (8) Includes options to purchase 72,000 shares of our common stock exercisable within 60 days.

 (9) Includes 25,000 shares of our common stock owned by Mr. Molloy's wife and options to purchase 4,125 shares of our common stock exercisable within 60 days.

(10) Includes 3,737,978 shares of our common stock owned by the following entities which Mr. Unterberg is affiliated: C.E. Unterberg, Towbin Capital Partners I, L.P.; Unterberg Harris Private Equity Partners, LP; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; Tamar Technology Investors (Delaware), L.P.; Unterberg Harris Interactive Media Limited Partnership, CV; Unterberg Harris Private Equity Partners, CV; Marjorie and Clarence E. Unterberg Foundation, Inc.; C.E. Unterberg Towbin, LLC; C.E. Unterberg, Towbin (a California Limited Partnership); UTCM, LLC; and Tamar Technology Partnership, LP. Mr. Unterberg disclaims beneficial ownership of the 3,737,978 shares of common stock described in the preceding sentence. Also includes 12,500 shares of our common stock owned by Mr. Unterberg's wife, as to which Mr. Unterberg disclaims beneficial ownership and
     2,049 warrants currently convertible into shares of our common stock.

(11) Includes options to purchase 50,000 shares of our common stock exercisable within 60 days.

(12) Mr. Heyman was appointed Chief Executive Officer and President effective as of September 5, 2001.

     PRINCIPAL STOCKHOLDERS. The following table sets forth information with respect to each stockholder known to us to be the beneficial owner of more than 5% of our outstanding common stock as of October 1, 2001:

                                                               BENEFICIAL OWNERSHIP
                                                                 OF COMMON STOCK
                                                              ----------------------
                                                              NUMBER OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES      CLASS(1)
------------------------------------                          ---------   ----------
C.E. Unterberg, Towbin L.P. (2).............................  3,960,296      16.6%
  10 East 50th Street
  New York, NY 10022
Norwest Equity Partners V, LLP (3)..........................  2,584,237      10.9%
  Suite 250
  245 Lytton Avenue
  Palo Alto, CA 94301
Kevin Hall (3) (4)..........................................  2,629,237      11.0%
  c/o Norwest Equity Partners V, LLP
  Suite 250, 245 Lytton Avenue
  Palo Alto, CA 94301
Jeffrey Pepper (5)..........................................  2,383,614      10.0%
  c/o Eldervision.Net Inc.
  215 Allegheny Avenue
  Oakmont, PA 15139
Geocapital III, L.P. (6)....................................  1,761,907       7.4%
  2 Executive Drive
  Fort Lee, NJ 07024
Rajiv Enand (7).............................................  1,444,470       6.1%
  c/o ServiceWare Technologies, Inc.
  333 Allegheny Avenue
  Oakmont, PA 15139
Bruce Molloy (8)............................................  1,349,234       5.7%
  c/o ServiceWare Technologies, Inc.
  333 Allegheny Avenue
  Oakmont, PA 15139

---------------

(1) Based on 23,812,659 shares outstanding as of October 1, 2001.

(2) As disclosed on Form 13D filed with the SEC on March 16, 2001. Includes 3,737,978 shares of our common stock owned by the following entities, all of which have beneficiaries or trustees affiliated with C.E. Unterberg, Towbin L.P.; C.E. Unterberg, Towbin Capital Partners I, L.P.; Unterberg Harris Private Equity Partners, LP; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; Tamar Technology Investors (Delaware), L.P.; Unterberg Harris Interactive Media Limited Partnership, CV; Unterberg Harris Private Equity Partners, CV; Marjorie and Clarence E. Unterberg Foundation, Inc.; C.E. Unterberg Towbin, LLC; C.E. Unterberg, Towbin (a California Limited Partnership); UTCM, LLC; and Tamar Technology Partnership, LP. Also includes 208,274 shares of our common stock beneficially owned by Thomas Unterberg, a managing director of C.E. Unterberg, Towbin L.P. and 14,044 shares of our common stock beneficially owned by A. Robert Towbin, a managing director of C.E. Unterberg, Towbin L.P.

(3) As disclosed on Form 13G filed with the SEC on February 13, 2001. The sole general partner of Norwest is Itasca Partners V, L.L.P., whose managing partners are John E. Lindahl and George J. Still, Jr., and whose administrative partner is John P. Whaley. As a result of these relationships, Itasca, Mr. Lindahl, Mr. Still and Mr. Whaley may be deemed to own beneficially the common stock owned by Norwest. Each of Itasca, Mr. Lindahl, Mr. Still and Mr. Whaley disclaim beneficial ownership of our common stock owned beneficially by Norwest, other than, with respect to Itasca, its beneficial interest in such securities as general partner of Norwest and, with respect to Mr. Lindahl, Mr. Still and Mr. Whaley, their respective beneficial interests in such securities through their interest in Itasca.

(4) Includes options to purchase 45,000 shares of our common stock exercisable within 60 days. Mr. Hall may be deemed to own beneficially the common stock owned by Norwest because he is affiliated with the general partner of Norwest. Mr. Hall disclaims beneficial ownership of the common stock and other of our securities owned beneficially by Norwest, except for his beneficial interest in our common stock through his interest in the general partner of Norwest.

(5) As disclosed on Form 13G filed with the SEC on February 14, 2001. Includes an aggregate of 210,000 shares owned by two separate trusts of which Mr. Pepper is co-trustee and his children are beneficiaries. Mr. Pepper is one of our co-founders and previously served as our Chief Executive Officer.

(6) As disclosed on Form 13G filed with the SEC on February 14, 2001.

(7) As disclosed on Form 13G filed with the SEC on February 14, 2001. Includes 1,000,000 shares owned by Oak Haven Partners, a partnership controlled by Mr. Enand and an aggregate of 119,000 shares owned by two separate trusts of which Mr. Enand is co-trustee and his children are beneficiaries.

(8) Includes 25,000 shares of our common stock owned by Mr. Molloy's wife and options to purchase 4,125 shares of our common stock exercisable within 60 days.

     SUMMARY COMPENSATION TABLE. The following table contains information about the compensation we paid to (i) our Chief Executive Officer as of the end of the 2000 fiscal year, (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of the 2000 fiscal year and
(iii) Kent Heyman, our new Chief Executive Officer and President and Scott Schwartzman, Vice President of

Corporate Operations and Professional Services, Secretary and Treasurer (collectively, the "named executive officers") for services performed in the 2000 and 1999 fiscal years.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                 ANNUAL COMPENSATION       AWARDS
                                                 --------------------   ------------
                                                                         NUMBER OF
                                                                         SECURITIES
                                        FISCAL                           UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY       BONUS      OPTIONS      COMPENSATION
---------------------------             ------   --------     -------   ------------   ------------
Mark Tapling (a)......................   2000    $200,000     $70,000     300,000        $ 6,600(b)
                                         1999    $185,417     $45,000     310,000        $39,190(c)
Louis Venezia (d).....................   2000    $170,000     $33,750          --        $ 1,228(e)
                                         1999    $177,083(f)  $47,500     191,000(g)          --
Mark Finkel (h).......................   2000    $138,077     $56,250     300,000        $ 1,084(e)
                                         1999          --          --          --             --
Roberto Aguas (i).....................   2000    $116,846     $76,208     212,000        $ 1,285(e)
                                         1999          --          --          --             --
Richard Joslin (j)....................   2000    $140,000     $33,750      30,000        $ 1,012(e)
                                         1999    $110,120     $ 7,500      30,000             --
Scott Schwartzman.....................   2000    $ 30,513          --     200,000             --
  Vice President of Corporate            1999          --          --          --             --
  Operations and Professional
  Services, Secretary and Treasurer
  (k)
Kent Heyman...........................   2000          --          --          --             --
  Chief Executive Officer and            1999          --          --          --             --
  President (l)

---------------
(a) Mr. Tapling was our President and Chief Executive Officer from to September 2001 and our President, Chief Operating Officer and Vice President of Worldwide Sales at various times during 1999. Mr. Tapling resigned from his position with the Company effective as of September 5, 2001 but continues to serve on our Board.

(b) Represents automobile allowances.

(c) Includes $35,340 in commissions paid while our Vice President of Worldwide Sales and $3,850 of automobile allowances.

(d) Mr. Venezia was our Vice President of Global Sales from July 1999 to January 2001. Mr. Venezia resigned from his position with the Company as of January 1, 2001.

(e) Amount represents the discount received on shares of our common stock purchased through the Company's Employee Stock Purchase Program.

(f) Includes earnings of $99,167 paid while at the Molloy Group prior to its acquisition by us.

(g) Includes options to purchase 99,000 shares of our common stock issued in exchange for Molloy Group options upon our acquisition of the Molloy Group.

(h) Mr. Finkel was hired in January 2000 as our Chief Financial Officer and resigned from his position with the Company as of July 31, 2001.

(i) Mr. Aguas was our Vice President of Products and Technology. Mr. Aguas resigned from his position with the Company effective as of September 24, 2001.

(j) Mr. Joslin was our Vice President of Customer Care. Mr. Joslin resigned from his position with the Company effective as of June 30, 2001.

(k) Mr. Schwartzman joined the Company in November 2000. Mr. Schwartzman's base salary is $175,000 per year and he is eligible to receive an annual bonus of $75,000.

(l) Mr. Heyman was appointed Chief Executive Officer and President effective as of September 5, 2001. Mr. Heyman's salary will initially be $225,000 per year and he will be eligible to initially receive a bonus of $100,000 per year.

     OPTION GRANTS IN LAST FISCAL YEAR. The following table describes stock options granted to the named executive officers during the 2000 fiscal year.

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                           NUMBER       PERCENTAGE OF                               ANNUAL RATES OF STOCK
                        OF SECURITIES   TOTAL OPTIONS                                PRICE APPRECIATION
                         UNDERLYING       GRANTED TO     EXERCISE OR                 FOR OPTION TERM(2)
                           OPTIONS        EMPLOYEES      BASE PRICE    EXPIRATION   ---------------------
NAME                     GRANTED(#)       IN 2000(1)       ($/SH)         DATE         5%         10%
----                    -------------   --------------   -----------   ----------   --------   ----------
Mark Tapling..........     300,000           13.1%          $2.50       1/19/2010   $471,671   $1,195,307
Louis Venezia.........          --             --              --              --         --           --
Mark Finkel...........     300,000           13.1%          $2.50       1/18/2010   $471,671   $1,195,307
Roberto Aguas.........     100,000            4.4%          $7.00       4/13/2010   $440,226   $1,115,620
                            12,000            0.5%          $5.13      10/12/2010   $ 38,715   $   98,111
                           100,000            4.4%          $3.78      11/16/2010   $237,722   $  602,435
Richard Joslin........      30,000            1.3%          $2.50       1/19/2010   $ 47,167   $  119,531
Scott Schwartzman.....     200,000            8.7%          $3.78      11/16/2010   $475,444   $1,204,869
Kent Heyman(3)........          --             --              --              --         --           --

---------------
(1) Based on 2,285,965 options granted to all employees during the 2000 fiscal year.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Our actual stock price appreciation over the 10-year option term will likely differ from these assumed annual rates. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

(3) Mr. Heyman joined the Company in September 2001.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth as to the named executive officers information with respect to (i) the number of shares received upon the exercise of options, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of the 2000 fiscal year and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of the 2000 fiscal year.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                            OPTIONS AT YEAR END(#)           AT YEAR END($)(2)
                       SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)        ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   --------------   -----------   -------------   -----------   -------------
Mark Tapling.........      340,000         $1,492,500       75,000         270,000       $280,080       $910,788
Louis Venezia........       99,000         $  573,210       23,000          69,000       $ 51,391       $154,174
Mark Finkel..........      300,000         $1,350,000           --              --             --             --
Roberto Aguas........           --                 --           --         212,000             --       $ 95,440
Richard Joslin.......       61,750         $  306,855       12,000          41,250       $ 36,733       $147,819
Scott Schwartzman....           --                 --           --         200,000             --       $190,880
Kent Heyman(3).......           --                 --           --              --             --             --

---------------
(1) Based on the initial public offering price per share of our common stock on August 25, 2000, minus the exercise price per share, multiplied by the number of shares obtained upon exercise of these options.

(2) Based on the closing price per share of our common stock on the Nasdaq National Market as of December 31, 2000, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of these options.

(3) Mr. Heyman joined the Company in September 2001.

     EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. All of our executive officers serve at the discretion of our Board of Directors.

     Under the provisions of Kent Heyman's letter of employment, dated as of August 23, 2001, Mr. Heyman is entitled to a salary of $225,000 per year and is eligible for a bonus of $100,000 per year based upon specific performance criteria to be determined by the Board. Mr. Heyman is also entitled to a grant of options to purchase 1,000,000 shares of our common stock. The exercise price of the options will be $.32, which was the Fair Market Value of our common stock as of the close of trading on September 5, 2001, Mr. Heyman's start date. In addition, Mr. Heyman is entitled to participate in all of our standard benefit plans.

     Under the terms of Mark Tapling's letter of employment, Mr. Tapling is entitled to a severance package equal to six months of his base salary should his employment with us be terminated, whether voluntarily or not, without cause. Mr. Tapling resigned from his position with the Company effective as of September 5, 2001 but continues to serve on our Board. The severance payments began on October 1, 2001.

     Under our 2001 bonus plan as approved by our Board, all senior executive officers are entitled to a severance package equal to six months of their base salary should their employment with us be terminated as a result of a Change of Control. Additionally, 100% of their annual bonus is automatically payable as a result of a Change of Control, with 50% paid at the closing of the transaction and 50% paid at the earlier of six months after the closing of the transaction or upon termination as a result of the change of control.

     DIRECTOR COMPENSATION. Our directors do not receive any cash compensation for their services as directors but are reimbursed for their reasonable travel expenses in attending meetings of the Board of Directors or its committees. Our directors are eligible to participate in our 2000 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Susanne Harrison and Timothy Wallace served on the Compensation Committee of our Board of Directors during the 2000 fiscal year. The current members of our Compensation Committee are Messrs. Wallace and Unterberg. None of Ms. Harrison, Mr. Hall and Mr. Unterberg have ever been an officer or employee of the Company. None of our executive officers has served or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     If you would like to submit a proposal for the Annual Meeting in 2002, it must be received by the Secretary, ServiceWare Technologies, Inc., Four Century Drive, Parsippany, New Jersey 07054 at any time prior to January 2, 2002, and must otherwise comply with Rule 14a-8 under the Securities and Exchange Act of 1934, in order to be eligible for inclusion in our proxy statement for that Annual Meeting.

     Stockholders intending to present a proposal at the 2002 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 90 days and no less than 60 days prior to the anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the 2002 Annual Meeting no earlier than January 30, 2002 and no later than March 1, 2002. If the notice is received before January 30, 2002 or after March 1, 2002, it will be considered untimely, and we will not be required to present it at the 2002 Annual Meeting.

                                          By Order of the Board of Directors,

                                          Kent Heyman
                                          Chief Executive Officer and President

                                                                      APPENDIX A

                          CERTIFICATE OF AMENDMENT OF
                           THIRD AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         SERVICEWARE TECHNOLOGIES, INC.

     ServiceWare Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation adopted the following resolutions on September 14, 2001 with respect to amendment and restatement of
Article IV of the Corporation's Third Amended and Restated Certificate of Incorporation (the "Charter Amendment"):

          NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Third Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows, with the number of tenths of shares of Common Stock into which each issued and outstanding share of Common Stock will be reclassified and changed into to be determined by the Board prior to the filing the Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware:

                                   ARTICLE IV
                                 CAPITAL STOCK

     I. The total number of shares of stock which the corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, which shall be divided into two classes as follows:

          A. Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share; and

          B. Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share. The corporation's board of directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority expressly vested in the board of directors hereby.

     II. Reverse Stock Split. At the time this amendment becomes effective (the "Reverse Split Date"), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Paragraph II as the "Old Common Stock") automatically and without any action on the part of the
holder thereof will be reclassified and changed into      -tenth(s) of a share
of Common Stock, par value $.01 per share (referred to in this Paragraph II as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Company's Common Stock on the trading date immediately before the effective date of this amendment and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nine-tenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Company that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Cent ($.01) par value of each such share.

     SECOND: That pursuant to resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ServiceWare Technologies, Inc. has caused this Certificate to be signed by Kent Heyman, its Chief Executive Officer and
President, this   day of           ,      .

                                          SERVICEWARE TECHNOLOGIES, INC.

                                          By:
                                            ------------------------------------
                                            Name: Kent Heyman
                                            Title:  Chief Executive Officer and
                                              President

                                                                      APPENDIX B

                         SERVICEWARE TECHNOLOGIES, INC.
                           2000 STOCK INCENTIVE PLAN
                       (AS AMENDED ON SEPTEMBER 14, 2001)

1.  PURPOSE OF THE PLAN

     The purpose of the ServiceWare Technologies, Inc. 2000 Stock Incentive Plan (the "Plan") is to promote the interests of ServiceWare Technologies, Inc. (the "Company"), its subsidiaries and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The effective date of the Plan is May 18, 2000 ("Effective Date").

2.  ADMINISTRATION

     (a) Subject to the following paragraphs, the Plan shall be administered by the Company's Board of Directors (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder ("participants").

     (b) Following registration by the Company of its Common Stock, par value $0.01 per share ("Common Stock") under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any Compensation Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Exchange Act and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

     (c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions the Board may impose from time to time, delegate to the Company's Chief Executive Officer the authority to administer the Plan, including the authority to grant Options (as hereinafter defined) to employees, consultants or advisors of the Company and its subsidiaries who are not subject, by reason of their position with the Company or its subsidiaries, to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Code Section 162(m).

3.  GRANTS

     Grants under the Plan may be in the form of options which qualify as "incentive stock options" within the meaning of Code Section 422 or any successor provision ("Incentive Stock Options"), options which do not so qualify ("Nonqualified Options" and, collectively with Incentive Stock Options, "Options"), and stock which is subject to certain forfeiture risks and restrictions on transferability ("Restricted Stock"). Incentive Stock Options may be granted only to employees of the Company or its subsidiaries. Each grant of an Option shall be designated in the applicable "Grant Instrument" (as defined in Section 5) as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be subject to grants made under the Plan is 2,000,000 shares (plus any shares of Common Stock covered by any unexercised portion of terminated stock options granted under the ServiceWare, Inc. Amended and Restated Stock Option Plan (the "1996 Plan")), plus an automatic annual increase on the first day of each fiscal year of the Company beginning on or after January 1, 2001 and ending on or before December 31, 2010 equal to the lesser of (i) 1,000,000 shares, (ii) 6.25% of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock which shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan or under the 1996 Plan, or by any grant of Restricted Stock which is forfeited, may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan. At any time following registration by the Company of its Common Stock under Section 12 of the Exchange Act, no participant shall receive grants in respect of more than 1,000,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 9).

5.  PARTICIPANTS

     The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options or Restricted Stock under the Plan and the number of shares of Common Stock to be covered by each such Option or Restricted Stock grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written Option or Restricted Stock agreement or grant form ("Grant Instrument") as the Board shall approve from time to time.

6.  FAIR MARKET VALUE

     For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

7.  GRANTS OF OPTIONS

     (a) Exercise Price of Options. Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board.

     (b) Term and Termination of Options.

          (1) The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed 10 years from the date of grant, (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed 5 years from the date of grant, and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

          (2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) 90 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code
     Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in
     Section 11; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company and its subsidiaries due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or its subsidiaries.

          (3) As used in this Plan, the term "cause" shall mean a determination by the Board that the participant has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company or its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information.

     (c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant's delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant's delivery to the Company of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

     (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

     (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities ("Acquired Companies") in connection with the merger or consolidation of the Acquired Company with the Company or its subsidiaries, the acquisition by the Company or by its subsidiaries of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8.  GRANTS OF RESTRICTED STOCK

     The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a grant of Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

          (a) General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b) Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.

          (c) Requirement of Employment. If a participant who has received a Restricted Stock grant ceases to be employed by the Company and its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the participant for such shares. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

          (e) Right to Vote and to Receive Dividends. During the Restriction Period, the participant shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

          (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period.

9.  ADJUSTMENTS TO REFLECT CAPITAL CHANGES

     The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10.  RIGHT OF FIRST REFUSAL; RIGHT TO REPURCHASE

     (a) At any time prior to registration by the Company of its Common Stock under Section 12 of the Exchange Act, the Company shall have a right of first refusal with respect to any proposed sale or other disposition by participants (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Common Stock issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with the terms and conditions established by the Board.

     (b) At any time prior to registration by the Company of its Common Stock under Section 12 of the Exchange Act, in the event that a participant's employment or service is terminated for cause (as defined in Section 7(b)(3)), the Company shall have the right, exercisable within 90 days following such termination, to repurchase any shares of Common Stock issued to such participant under the Plan for the purchase price paid by such participant for such shares of Common Stock.

11.  DEFINITION OF CHANGE OF CONTROL

     For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

          (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

          (b) the approval by the Company's stockholders of a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

          (c) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets; or

          (d) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

12.  CONSEQUENCES OF A CHANGE OF CONTROL

     (a) Upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options") and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the "Replacement Restricted Stock"); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on any Restricted Stock shall lapse upon the effective date of the Change of Control. In addition, all Replacement Options issued by the Acquiring Corporation to a participant shall accelerate and become exercisable, and all restrictions and conditions on any Replacement Restricted Stock issued by the Acquiring Corporation to a participant shall lapse, if the participant's employment is terminated without "cause" (as defined in Section 7(b)(3)) in the period beginning on the effective date of the Change of Control and ending 12 months after such date. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a) and any that become exercisable under Section 12(b)) will be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

     (b) In the event that the Acquiring Corporation or parent thereof agrees to grant Replacement Options and Replacement Restricted Stock pursuant to Section 12(a) hereof, then 50% of the outstanding Options granted under the Plan which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on 50% of any Restricted Stock shall lapse upon the effective date of the Change of Control. For purposes of this provision, the 50% acceleration and lapse provisions shall be applied pro rata to all unvested Options, and to all Restricted Stock, respectively, held by each participant, regardless of when granted.

     (c) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

     (d) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a), (b) and (c) above) if such actions would make the Change of Control ineligible for "pooling of interests" accounting treatment or would make the Change of Control ineligible for desired tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

13.  TRANSFERABILITY OF OPTIONS

     Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

14.  WITHHOLDING

     The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the applicable withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

15.  CONSTRUCTION OF THE PLAN

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

16.  NO RIGHT TO GRANT; NO RIGHT TO EMPLOYMENT

     No person shall have any claim of right to be granted an Option or Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

17.  GRANTS NOT INCLUDABLE FOR BENEFIT PURPOSES

     Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.  NO STRICT CONSTRUCTION

     No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

19.  CAPTIONS

     All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

20.  SEVERABILITY

     Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

21.  LEGENDS

     All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.  AMENDMENT

     The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 9, 12 or 23.

23.  MODIFICATION FOR GRANTS OUTSIDE THE U.S.

     The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options or Restricted Stock to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

24.  EFFECTIVE DATE; TERMINATION OF PLAN

     The Plan's Effective Date is May 18, 2000. The Plan shall terminate on May 18, 2010, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.

PROXY

                         SERVICEWARE TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS
                               [NOVEMBER 9], 2001

The undersigned stockholder of ServiceWare Technologies, Inc. (the "Company") hereby appoints Kent Heyman as attorney and proxy of the undersigned to represent the undersigned stockholder and vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held on Friday, [November 9], 2001, at 8:30 a.m. (local time), at the Company's headquarters at Four Century Drive, Parsippany, New Jersey, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the approval of an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a reverse stock split, "FOR" the approval of an amendment to the Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock and "FOR" the approval and adoption of the amendments to the Company's 2000 Stock Incentive Plan. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may property come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


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                              FOLD AND DETACH HERE

                        SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                         SERVICEWARE TECHNOLOGIES, INC.

                     [FRIDAY, NOVEMBER 9], 2001 - 8:30 A.M.

PROPOSAL 1:        APPROVAL OF THE AMENDMENT TO THE COMPANY'S THIRD AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
                   REVERSE STOCK SPLIT.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

       FOR [ ]           AGAINST [ ]                  ABSTAIN [ ]




PROPOSAL 2:        APPROVAL OF THE AMENDMENT TO THE COMPANY'S THIRD AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

       FOR [ ]           AGAINST [ ]                  ABSTAIN [ ]




PROPOSAL 3:        APPROVAL OF AMENDMENTS TO THE SERVICEWARE TECHNOLOGIES, INC.
                   2000 STOCK INCENTIVE PLAN.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

       FOR [ ]           AGAINST [ ]                  ABSTAIN [ ]



In his discretion, the Proxy holder is authorized to vote upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE APPROVAL OF PROPOSALS 1, 2 AND 3.


                                      Date:                                ,2001
                                      ------------------------------------------

                                      Signature
                                      ------------------------------------------

                                      Signature
                                      ------------------------------------------

                                      (Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, and indicate title as duly authorized officer.)

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